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                                 EXHIBIT 5-A(1)
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[LETTERHEAD OF GENENTECH, INC.]

                                                                October 25, 1995

Genentech, Inc.
460 Point San Bruno Boulevard
South San Francisco, California 94080

Ladies and Gentlemen:

     I am General Counsel of Genentech, Inc. (the "Company") and am rendering this opinion in connection with the filing by the Company of a Post-Effective Amendment on Form S-8 (the "Amendment") to a Registration Statement on Form S-4 (No. 33-59949) (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 1,573,360 shares of the Company's Callable Putable Common Stock, $.02 par value ("Special Common Stock"), and the 1,573,360 shares of Common Stock, par value $0.02 per share, into which such shares of Special Common Stock are subject to conversion in accordance with the provisions of the Company's Certificate of Incorporation (together with the shares of Special Common Stock, the "Shares"), pursuant to the Company's 1991 Employee Stock Plan, as amended (the "Plan").

     In connection with this opinion, I have examined the Amendment, and related Prospectuses, the Registration Statement, the Company's Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as in my judgment are necessary as a basis for this opinion.

     On the basis of the foregoing, and in reliance thereon, I am of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

     I consent to the filing of this opinion as an exhibit to the Amendment.

                                          Very truly yours,

                                          By: /s/  STEPHEN G. JUELSGAARD
                                              ----------------------------
                                                   Stephen G. Juelsgaard
                                                     Vice President and
                                                      General Counsel